Exhibit 23.2

PricewaterhouseCoopers LLP
Chartered Accountants
PricewaterhouseCoopers Place
250 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 3S7
Telephone +1 604 806 7000
Facsimile +1 604 806 7806

Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Form F-4 of Teck Resources Limited of our report dated March 4, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Teck Resources Limited, which appear in this Registration Statement. We also consent to the use in this Registration Statement our report dated June 29, 2009, relating to the schedule of condensed consolidating financial information, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

(signed) PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, Canada

July 2, 2009

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate and independent legal entity.